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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Onyx Software Corporation:

We consent to the incorporation by reference in registration statements (Nos. 333-72235, 333-55414, 333-63214, 333-115854 and 333-127310) on Form S-8 and
registration statements (Nos. 333-50428, 333-103230, 333-105769 and 333-115853)
on Form S-3 of Onyx Software Corporation of our reports dated March 13, 2006, with respect to the consolidated balance sheets of Onyx Software Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2005 and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of Internal control over financial reporting as of December. 31, 2004, which reports appear in the December 31, 2005 annual report on Form 10-K of Onyx Software Corporation.

/s/ KPMG LLP

Seattle, Washington
March 13, 2006